Exhibit 4.5

THIRD AMENDMENT TO THE STOCKHOLDER AGREEMENT

This Amendment (this “Amendment”), dated as of November 13, 2013, is made by EVERTEC, Inc. (f.k.a. Carib Latam Holdings, Inc.), a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Company”), AP Carib Holdings, Ltd., an exempted company organized under the laws of the Cayman Islands (“Apollo”), Popular, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (“Popular”) and the other Holders signatory hereto. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Stockholder Agreement (as defined below).

WHEREAS, the Company, Apollo, Popular, and the other Holders are parties to that certain Stockholder Agreement, dated as of April 17, 2012, as amended by the First Amendment to the Stockholder Agreement dated as of March 27, 2013 and the Second Amendment to the Stockholder Agreement dated as of June 30, 2013 (as so amended, the “Stockholder Agreement”);

WHEREAS, Section 12(h) of the Stockholder Agreement provides, among other things, that the Stockholder Agreement may be amended by the Company from time to time with the written consent of (a) the Holders holding at least a majority of the Class A Shares held by all of the Holders at the time of such amendment and (b) for so long as a Principal Stockholder’s Proportionate Percentage is at least 10%, such Principal Stockholder;

WHEREAS, in connection with the Initial Public Offering of the Company, the Company implemented a Conversion of the Class B Common Shares into Class A Common Shares and thereafter reclassified the Class A Common Shares as Common Shares;

WHEREAS, Apollo and Popular collectively own a majority of the issued and outstanding Common Shares held by all of the Holders, and Apollo, Popular, the other Holders who have executed this Amendment, and the Company desire to amend certain provisions of the Stockholder Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Stockholder Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A. Amendments to the Stockholder Agreement. The Stockholder Agreement is hereby amended as follows:

1. Section 1 – Definitions. Effective as of the date hereof, Section 1 of the Stockholder Agreement is hereby amended as follows:

(a) Section 1 shall be amended by adding the following proviso to the end of the definition of “Public Sale”.

“; provided further that, for the avoidance of doubt, a sale of Common Shares by a current or former employee, director or officer of the Company or any of its Subsidiaries shall constitute a “Public Sale” for purposes of this Agreement if such sale is made pursuant to Rule 144 (or a successor rule thereto), including compliance with the manner of sale requirements set forth in Rule 144(f) and (g) irrespective of whether such Holder is an “affiliate” of the Company (as determined under Rule 144).”

2. Section 4(f) – Securities Restrictions; Legends. Section 4(f) of the Stockholder Agreement is hereby amended by inserting the following at the end of such Section as new Section 4(f)(iv) and (v):

“(iv) 10b5-1 Plans. The following provisions shall apply solely with respect to sales pursuant to a trading plan established in accordance with Rule 10b5-1(c) of the Securities Act and approved by the Company (a “10b5-1 Plan”):

(A) Delivery of 10b5-1 Plan Notice in Connection with Establishment of 10b5-1 Plan. A current or former employee, director or officer of the Company or any of its Subsidiaries shall be deemed to have delivered the notice describing the manner and circumstances of intended Transfers required by Section 4(f)(ii) with respect to sales under a 10b5-1 Plan, if such Holder delivers the following documents at least 15 days (or 5 Business Days if such 10b5-1 Plan was established prior to November 13, 2013) prior to the commencement of sales under such 10b5-1 plan:

(1) a notice (a “10b5-1 Plan Notice”) to the Company in form and substance reasonably satisfactory to the Company: (w) stating that such Holder has established a 10b5-1 Plan, (x) stating its intention that all such sales under such 10b5-1 Plan shall comply with Section 4 of this Agreement, (y) agreeing to the undertaking set forth in Section 4(f)(iv)(D) below and (z) such other information, representations and undertakings as the Company may reasonably request; and

(2) an executed copy of the 10b5-1 Plan.

(B) Additional Holder Deliveries.

(1) Holder Deliveries Following Establishment of 10b5-1 Plan (if Requested). Following delivery of such 10b5-1 Plan Notice, upon request by the Company, the Holder delivering such 10b5-1 Plan Notice shall deliver a written legal opinion of counsel for the Holder, addressed to the Company and/or its transfer agent, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed Transfer (x) does not involve a transaction requiring registration or qualification of such shares under the Securities Act or other applicable securities laws and (y) is a Public Sale (together, a “Securities Law/Public Sale Opinion”). Such Holder shall be entitled to cause its broker to effect a Transfer of Common Shares in accordance with the terms of such 10b5-1 Plan Notice and the applicable 10b5-1 Plan delivered to the Company, if such Transfer is otherwise in compliance with this

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Agreement, the Holder timely complies with any requests for Transfer Documentation set forth in Section 4(f)(iv)(B)(2), and the Company does not reasonably object to such Transfer and request such opinion within 15 days (or 5 Business Days if such 10b5-1 Plan was established prior to November 13, 2013) after delivery of such notice, or, if it requests such opinion, does not reasonably object to such Transfer within 15 days after delivery of such opinion.

(2) Holder Deliveries with respect to Individual Sales. Each Holder hereby agrees that prior to completing each individual Transfer of Common Shares under such 10b5-1 plan it shall timely provide, or cause to be provided to the Company the following documentation (the “Transfer Documentation”):

(x) such broker’s representation letter, seller’s representation letters, compliance certificates and other information requested by the Company with respect to such Transfer; and/or

(y) if requested by the Company, a written legal opinion from counsel to such Holder addressed to the Company and/or its transfer agent, in each case, in form and substance satisfactory to the Company, with respect to the matters covered by the Securities Law/Public Sale opinion and such other matters as required by the transfer agent of the Company to remove any legends applicable to such Common Shares and complete such proposed Transfer.

The Company in its sole discretion may, on a case by case basis, accept Transfer Documentation covering all the Transfers under the applicable 10b5-1 Plan and/or require separate Transfer Documentation for each proposed Transfer. Each such Holder agrees and acknowledges that the Company and its transfer agent have no obligation to recognize any such Transfer unless such documents and information are timely provided to the Company and the Company shall not have any liability for failure to facilitate such Transfer in a timely manner.

(C) Removal of Legends and Broker Custody. Following receipt of such 10b5-1 Plan Notice and all Transfer Documentation, if any, requested by the Company, the Company may in its sole discretion:

(1) subject to compliance with applicable Law, remove any legends required by Sections 4(f)(ii) or 4(f)(iii) from any certificates, statements or other instruments representing Common Shares that are to be sold by such Holder pursuant to such 10b5-1 Plan; and

(2) permit such Holder to deposit such Common Shares into a brokerage or other custody account with the broker administering the 10b5-1 Plan for sales under the 10b5-1 Plan and permit such Common Shares so deposited to be held of record by the broker pending sale pursuant to such 10b5-1 Plan so long as such Holder has made the undertakings required by Section 4(f)(iv)(D).

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(D) Holder Undertakings Regarding Legends and Broker Custody. To the extent the Company removes legends with respect to any Common Shares to be sold pursuant to a 10b5-1 Plan and/or permits such Common Shares to be deposited with such broker, each Holder of such Common Shares hereby:

(1) agrees to, and agrees to cause such broker to,

(x) as promptly as practicable return such Common Shares to the transfer agent of the Company to be held of record in the name of such Holder and relegended if such 10b5-1 Plan is terminated or such Common Shares are withdrawn from such 10b5-1 Plan, in each case, prior to such Common Shares being sold pursuant to such 10b5-1 Plan and without such Common Shares being deposited into a subsequent 10b5-1 Plan; and

(y) upon request of the Company, to promptly provide the Company with a statement from its broker showing the number of Common Shares then held by such Holder through accounts with such broker, and

(2) agrees and acknowledges that notwithstanding any removal of such legends and/or the depositing of such Common Shares with such broker, unless sold pursuant to such 10b5-1 Plan in a Public Sale, such Common Shares remain subject to the transfer restrictions set forth in this Agreement and those contained in any such legends and shall not be Transferred by such Holder (or by such broker on its behalf) other than in accordance with this Agreement and such legends and, unless withdrawn from such 10b5-1 Plan, such 10b5-1 Plan.

(v) Shortening of Certain Time Periods. Each Holder and the Company hereby agree that the 15 day (or 5 Business Day in the case of 10b5-1 Plans established prior to November 13, 2013) time periods after which a Holder is permitted to Transfer Common Shares in accordance with the notice applicable to such proposed Transfer as set forth in Section 4(f)(ii) and Section 4(f)(iv) of this Agreement may be shortened on a case by case basis by the Company in its sole discretion to the extent the Company is able to confirm compliance by such Holder with Section 4(f) in a shorter period of time.”

B. Miscellaneous. This Amendment and the Stockholder Agreement, together, contain the complete agreement among the Company and the Holders and supersede any prior understandings, agreements, letters of intent, or representations by or among such parties, written or oral, to the extent they relate to the subject matter hereof. Except as specifically amended hereby, the Stockholder Agreement, as amended hereby, shall remain in full force and effect. The terms and provisions of Section 12 of the Stockholder Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.

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IN WITNESS WHEREOF, the Company has executed or caused this Amendment to be executed as of the date first written above.

EVERTEC, INC.

By:	/s/ Peter Harrington
Name:	Peter Harrington
Title:	President & CEO

[Signature Page to the Third Amendment to the Stockholder Agreement]

PRINCIPAL STOCKHOLDERS:

AP CARIB HOLDINGS, LTD.

By:	Apollo Management VII, L.P.,
its sole director

By:	AIF VII Management, LLC,
its general partner

By:	/s/ Scott Ross
Name:	Scott Ross
Title:	Vice President

POPULAR, INC.

By:	/s/ Ivan Pagan
Name:	Ivan Pagan
Title:	SVP

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Carlos J. Ramírez
Name:	Carlos J. Ramírez

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Jorge Rafael Hernández Gonzalez
Name:	Jorge Rafael Hernández Gonzalez

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Soraya Cheleuitte
Name:	Soraya Cheleuitte

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Luis Gerardo Alvarado
Name:	Luis Gerardo Alvarado

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Alexandra Villalobos Montero
Name:	Alexandra Villalobos Montero

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Miguel Vizcarrondo
Name:	Miguel Vizcarrondo

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Jackeline Cardona
Name:	Jackeline Cardona

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Raúl Aponte
Name:	Raúl Aponte

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Madeline Fontanés
Name:	Madeline Fontanés

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Ramón Luis Meléndez
Name:	Ramón Luis Meléndez

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Ana M. Hernández Colón
Name:	Ana M. Hernández Colón

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ José Luis Casas
Name:	José Luis Casas

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Emi Escribá
Name:	Emi Escribá

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Miguel Angel Mercado Morales
Name:	Miguel Angel Mercado Morales

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Marena Rodríguez
Name:	Marena Rodríguez

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Luisa Wert Serrano
Name:	Luisa Wert Serrano

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Wanda Betancourt Diaz
Name:	Wanda Betancourt Diaz

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Joseph Albino
Name:	Joseph Albino

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Lilia Sylvette Ramos Figueroa
Name:	Lilia Sylvette Ramos Figueroa

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Luis Cabrera
Name:	Luis Cabrera

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Elisa Sánchez Colberg
Name:	Elisa Sánchez Colberg

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Juan Jose Roman Jimenez
Name:	Juan Jose Roman Jimenez

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Maday Viera
Name:	Maday Viera

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Marcelino Zayas
Name:	Marcelino Zayas

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Maria Gois
Name:	Maria Gois

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Renzo Pilotta
Name:	Renzo Pilotta

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Peter Harrington
Name:	Peter Harrington

[Signature Page to the Third Amendment to the Stockholder Agreement]

Thomas M. White 2006 Trust

By:	/s/ Thomas M. White
Name:	Trustee

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Phil Steurer
Name:	Phil Steurer

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Luis Munoz Zavala
Name:	Luis Munoz Zavala

[Signature Page to the Third Amendment to the Stockholder Agreement]

By:	/s/ Raul Acosta Hernandez
Name:	Raul Acosta Hernandez

[Signature Page to the Third Amendment to the Stockholder Agreement]